As filed with the Securities and Exchange Commission on March 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3520 Challenger Street
Torrance, California 90503-1640
(Address of Principal Executive Offices) (Zip Code)

Navitas Semiconductor Corporation
2021 Equity Incentive Plan
(Full title of the plan)

Paul D. Delva
Sr. V.P., General Counsel and Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
(Name and address of agent for service)
(844) 654-2642
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Specifically, this Form S-8 registers additional shares of the registrant’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), for issuance pursuant to awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (the “Plan”). Previously filed Forms S-8 (Nos. 333-262324 and 333-271253) also registered shares of Common Stock for issuance under the Plan and remain effective. Accordingly, pursuant to General Instruction E to Form S-8, this registration statement consists only of the facing page, this explanatory note, required legal opinion, consents and other exhibits, and the signature page. The contents of the above-referenced registration statements are incorporated by reference. The filing fee is being paid with respect to the additional securities only, as set forth in Exhibit 107 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on March 7, 2024.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned persons constitutes and appoints Paul D. Delva and Janet Chou, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or either of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)	March 7, 2024
/s/ Janet Chou Janet Chou	Executive V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)	March 7, 2024
/s/ Daniel Kinzer Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director	March 7, 2024
/s/ Richard J. Hendrix Richard J. Hendrix	Director	March 7, 2024
/s/ Brian Long Brian Long	Director	March 7, 2024
/s/ David Moxam David Moxam	Director	March 7, 2024
/s/ Dipender Saluja Dipender Saluja	Director	March 7, 2024
/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director	March 7, 2024

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Counsel
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Moss Adams LLP
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table